EXHIBIT 4.19




                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September __, 2003, by and among Amnis Systems Inc., a Delaware corporation, with headquarters located at 3450 Hillview Avenue, Palo Alto, California 94304 (the "COMPANY"), and the purchaser set forth on the signature pages hereto (the "BUYER").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 12% convertible debentures of the Company, in the form attached hereto as EXHIBIT "A", in the aggregate principal amount of up to Two Hundred Fifty Thousand Dollars ($250,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "DEBENTURES"), convertible into shares of common stock, par value $.0001 per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants, in the form attached hereto as EXHIBIT "B", to purchase up to One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock (the "WARRANTS");

         C. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto; and

         D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "C" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

                  1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

                           A. PURCHASE OF DEBENTURES AND WARRANTS. On the
Closing Date (as defined below), the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company Two Hundred Fifty Thousand Dollars ($250,000) principal amount of Debentures and Warrants to purchase an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock.


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                           B. FORM OF PAYMENT. On the Closing Date (as defined
below), (i) Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Warrants set forth above, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to Buyer, against delivery of such Purchase Price.

                           C. CLOSING DATE. Subject to the satisfaction (or
written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon, Eastern Standard Time on September __, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at such location as may be agreed to by the parties.

                  2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer severally (and not jointly) represents and warrants to the Company that:

                           A. INVESTMENT PURPOSE. As of the date hereof, the
Buyer is purchasing the Debentures and the Warrants for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sale registered or exempted from registration under the 1933 Act; PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           B. ACCREDITED INVESTOR STATUS. The Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

                           C. RELIANCE ON EXEMPTIONS. The Buyer understands that
the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           D. INFORMATION. The Buyer and its advisors, if any,
have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the

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Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

                           E. GOVERNMENTAL REVIEW. The Buyer understands that no
United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                           F. TRANSFER OR RE-SALE. The Buyer understands that
(i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("REGULATION S"), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a BONA FIDE margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S (provided that such opinion is correct and complies with all applicable rules and regulations), within three
(3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of two percent (2%) for the first month, and three percent (3%) for each month thereafter, of the outstanding amount of the Debentures per month plus accrued and unpaid interest on the Debentures, prorated for partial months, in cash or shares at the option of the Company ("STANDARD LIQUIDATED DAMAGES AMOUNT"). If the Company elects to pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price (as defined in the Debentures) at the time of payment of the Standard Liquidated Damages Amount to be delivered not later than three business days after the end of each month or pro rated portion thereof. In any event, the Buyer may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of

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hedging the position they assume. The Buyer may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

                           G. LEGENDS. The Buyer understands that the Debentures
(including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Debentures, (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Debentures and Section 2(c) of the Registration Rights Agreement or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the "CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES" and, collectively with the Debentures, Warrants and Conversion Shares, the "SECURITIES") and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                           H. AUTHORIZATION; ENFORCEMENT. This Agreement, the
Debentures, the Warrants, the Registration Rights Agreement, the Pledge and Security Agreement, the Funds Escrow Agreement and any and all related agreements, documents and instruments, each as now existing and as hereafter amended, modified and supplemented (collectively referred to as the "Transaction Documents") have been or will be duly and validly authorized. The Transaction

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Documents been duly executed and delivered on behalf of the Buyer, and the
Transaction Documents constitute, and upon execution and delivery by the Buyer of each of the Transaction Documents will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

                           I. RESIDENCY. The Buyer is a resident of the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that:

                           A. ORGANIZATION AND QUALIFICATION. The Company and
each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
SCHEDULE 3(A) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                           B. AUTHORIZATION; ENFORCEMENT. (i) The Company has
all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.


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                           C. CAPITALIZATION. As of the date hereof, the
authorized capital stock of the Company consists Common Stock and preferred stock. The Company is authorized to issue 20,000,000 shares of preferred stock, of which no shares are issued and outstanding. The Company is authorized to issue 400,000,000 share of Common Stock of which 137,161,438 shares are issued and outstanding, 985,537 shares are reserved for issuance pursuant to the Company's stock option plans; and 13,387,969 shares are reserved for issuance pursuant to option agreements issued by the Company. In addition, the Company is required to reserve an aggregate of 252,315,051 shares of common stock pursuant to various financing agreements entered with Alpha Capital Aktiengesellschaft ("Alpha"), Bristol Investment Fund, Ltd. ("Bristol") and Stonestreet Limited Partnership ("Stonestreet"). Subject to filing the Certificate of Amendment as set forth in Section 4(l) of this Agreement, the Company will reserve an aggregate of 10,000,000 shares for issuance upon conversion of the Debentures and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(C), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies, certified by an officer of the Company (the "Officer's Certificate") and the Secretary of the Company (the "Secretary's Certificate"), of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                           D. ISSUANCE OF SHARES. Subject to the filing the
Certificate of Amendment (as defined in Section 4(1)), the Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                           E. ACKNOWLEDGMENT OF DILUTION. The Company
understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.


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                           F. NO CONFLICTS. The execution and delivery and the
performance, subject to filing the Certificate of Amendment (as defined in Section 4(1)), of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in SCHEDULE 3(F), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in SCHEDULE 3(F), the Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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                           G. SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as
disclosed in SCHEDULE 3(G), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"), and the Company shall continue to timely file all SEC Documents for at least three (3) years following the Closing Date. The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                           H. ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 3(H), since June 30, 2003, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

                           I. ABSENCE OF LITIGATION. There is no action, suit,
claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. SCHEDULE 3(I) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

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The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           J. PATENTS, COPYRIGHTS, ETC.

         The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(J) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.



                           K. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the
Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                           L. TAX STATUS. Except as set forth on SCHEDULE 3(L),
the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3(L), none of the Company's tax returns is presently being audited by any taxing authority.

                           M. CERTAIN TRANSACTIONS. Except as set forth on
SCHEDULE 3(M) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(C), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           N. DISCLOSURE. All information relating to or
concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           O. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF
SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           P. NO INTEGRATED OFFERING. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions or availability from exemption from registration under the 1933 Act applicable to the Company or its securities.

                           Q. NO BROKERS. Except as disclosed on SCHEDULE 3(Q),
the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                           R. PERMITS; COMPLIANCE. The Company and each of its
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                           S. ENVIRONMENTAL MATTERS.

                                    (i) Except as set forth in SCHEDULE 3(S),
there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                                    (ii) Other than those that are or were
stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                                    (iii) Except as set forth in SCHEDULE 3(S),
there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                           T. TITLE TO PROPERTY. The Company and its
Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in
SCHEDULE 3(T) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                           U. INSURANCE. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has provided to Buyer true and correct copies of all policies relating to directors' and officers' liability coverage, errors and omissions coverage, and commercial general liability coverage.

                           V. INTERNAL ACCOUNTING CONTROLS. The Company and each
of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           W. FOREIGN CORRUPT PRACTICES. Neither the Company,
nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           X. SOLVENCY. The Company (after giving effect to the
transactions contemplated by this Agreement) is solvent (I.E., its assets have a fair market value in excess of the amount required to pay its current liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed on
SCHEDULE 3(X), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

                           Y. NO INVESTMENT COMPANY. The Company is not, and
upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

                           Z. BREACH OF REPRESENTATIONS AND WARRANTIES BY THE
COMPANY. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

                  4. COVENANTS.

                           A. BEST EFFORTS. The parties shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                           B. FORM D; BLUE SKY LAWS. The Company agrees to file
a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date.

                           C. REPORTING STATUS; ELIGIBILITY TO USE FORM S-3,
SB-2 OR FORM S-1. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. The Company represents and warrants that it meets the requirements for the use of Form S-3 (or if the Company is not eligible for the use of Form S-3 as of the Filing Date (as defined in the Registration Rights Agreement), the Company may use the form of registration for which it is eligible at that time) for registration of the sale by the Buyer of the Registrable Securities (as defined in the Registration Rights Agreement). So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company further agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to become eligible, and thereafter to maintain its eligibility, for the use of Form S-3. The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days of the Closing Date, which press release shall be subject to prior review by the Buyer. The Company agrees that such press release shall not disclose the name of the Buyer unless expressly consented to in writing by the Buyer or unless required by applicable law or regulation, and then only to the extent of such requirement.

                           D. USE OF PROCEEDS. The proceeds from the sale of the
Debentures and the Warrants will be used by the Company for purposes as disclosed on SCHEDULE 4(D) and shall not be used, directly or indirectly, to repay any outstanding indebtedness or any loans to officer, director, affiliate or insider of the Company, or for any loan to or investment in any other corporation, partnership, enterprise or other person.

                           E. FUTURE OFFERINGS. Subject to the exceptions
described below, the Company will not, without the prior written consent of the Buyer, not to be unreasonably withheld, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants during the period (the "LOCK-UP PERIOD") beginning on the Closing Date and ending on the later of (i) two hundred seventy (270) days from the Closing Date and (ii) one hundred eighty (180) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("FUTURE OFFERINGS") during the period beginning on the Closing Date and ending two (2) years after the end of the Lock-up Period unless it shall have first delivered to each Buyer, at least twenty (20) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing Buyer an option during the fifteen (15) day period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyer concerning the proposed Future Offering, the Company shall deliver a new notice to Buyer describing the amended terms and conditions of the proposed Future Offering and Buyer thereafter shall have an option during the fifteen
(15) day period following delivery of such new notice to purchase the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering

(excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or
(ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof. In the event that the Company completes a Future Offering on terms more favorable to another investor than the transaction contemplated hereby, the terms of the Debentures and the Warrants are deemed to be automatically amended to reflect such more favorable terms and the Company is required to deliver such documents reflecting the amendment as may be reasonably requested by the Buyer.

                           F. EXPENSES. At the Closing and any time thereafter,
the Company shall reimburse Buyer for expenses incurred by Buyer in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith ("DOCUMENTS"), including, without limitation, attorneys' and consultants' fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer. If the Company fails to reimburse the Buyer in full within five (5) business days of the written notice or submission of invoice by the Buyer, the Company shall pay interest on the total amount of fees to be reimbursed at a rate of 15% per annum.

                           G. FINANCIAL INFORMATION. The Company agrees to send
the following reports to Buyer until Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and
(iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                           H. AUTHORIZATION AND RESERVATION OF SHARES. Subject
to filing the Certificate of Amendment (as defined in Section 4(1)), the Company shall at all times have authorized, and reserved for the purpose of issuance, two (2) times the number of shares of common stock that is then actually issuable upon full conversion of the Debentures and upon exercise of the Warrants (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. IF THE COMPANY AT ANY TIME IS ABLE TO RESERVE PART OF THE REQUIRED RESERVE SHARES PURSUANT TO THIS SECTION 4(H), THEN SUCH SHARES SHALL IMMEDIATELY BE ALLOCATED TO THE BUYER. UNTIL THE COMPANY FILED THE CERTIFICATE OF AMENDMENT (AS DEFINED IN SECTION 4(1)), THE BUYER WILL ONLY BE ABLE TO CONVERT THE DEBENTURES OR EXERCISE THE WARRANTS WITH RESPECT TO THE NUMBER OF SHARES AVAILABLE FOR SUCH CONVERSION OR EXERCISE. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of each Buyer. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("RESERVED AMOUNT") equal to no less than two
(2) times the number that is then actually issuable upon full conversion of the Debentures and upon exercise of the Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("AUTHORIZED AND RESERVED SHARES") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount. If the Company fails to obtain such stockholder approval within thirty (30) days following the date on which the number of Authorized and Reserved Shares exceeds the Reserved Amount, the Company shall pay to the Buyer the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Company. If the Company elects to be pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, the Company must deliver to the Buyer at the end of every month a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Debentures and upon exercise of the Warrants and as payment of interest accrued on the Debentures for one year. If the Company fails to provide such list within five (5) business days of the end of each month, the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Company, until the list is delivered. If the Company elects to be pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In the event the Company fails to file the Certificate of Amendment with the Secretary of State of the State of Delaware on or beforeOctober 5, 2003, or if the Company does not reserve 10,000,000 shares referred to in Section 3 of this Agreement on behalf of the Buyer for the purposes set forth in Section 3.c, then in addition to any other remedies available to Buyer, at the Buyer's election, the Company must pay to the Buyer ten (10) business days after request by the Buyer, a sum of money determined by multiplying up to the outstanding principal amount of the Debenture designated by the Buyer by 130%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding.

                           I. LISTING. The Company shall promptly secure any
required listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures or exercise of the Warrants. tThe Company will maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market ("NASDAQ"), the Nasdaq SmallCap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                           J. CORPORATE EXISTENCE. So long as a Buyer
beneficially owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and
(ii) except as disclosed on SCHEDULE 3(F), is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

                           K. NO INTEGRATION. The Company shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision or availability from exemption from registration under the 1933 Act applicable to the Company or its securities.

                           L. CERTIFICATE OF AMENDMENT TO CERTIFICATE OF
INCORPORATION. The Company shall file on or before October 5, 2003 a Certificate of Amendment with the Secretary of State of the State of Delaware that increases its authorized capital to enable the Company to issue all of the shares of Common Stock issuable upon conversion or exercise of the Debentures and the Warrants in accordance with Delaware law and any applicable rules or regulations of the OTCBB and Nasdaq and obtain approval for reservation of the shares of Common Stock underlying the Debentures and Warrants as set forth in Section 4(h) of this Agreement (the "CERTIFICATE OF AMENDMENT").

                           M. NO REVERSE SPLIT. The Company shall not effectuate
a reverse split of the Common Stock without the prior written consent of the Buyer. If the Company breaches this Section 4(m), the Company shall be deemed to be in default under the Debentures.

                           N. BANKRUPTCY. The Company has no knowledge of or
reason to believe that it will file for bankruptcy within one year of the Initial Closing Date.

                           O. MANAGEMENT AND EMPLOYEE INFORMATION. At the
Closing, the Company shall provide to the Buyers contact information including the phone number, fax number, address and e-mail address for the following people: (i) all executives at the Company including but not limited to the Chief Executive Officer, Chief Financial Officer and in-house counsel, if any; (ii) corporate counsel, securities counsel (if different from corporate counsel), accountants for the Company and transfer agent for the Company; and (iii) all employees of the Company. The Company shall further provide an organizational chart of employees to the Buyers.

                           P. NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS.
There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

                           Q. SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company
shall, within one business day after the Closing Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to the Buyer disclosing all material terms of the transactions contemplated hereby. The Company and the Buyer shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto and as required by the rules and regulations of the Commission, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Buyer, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Buyer with prior notice of such disclosure.

                           R. BREACH OF COVENANTS. If the Company breaches any
of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, the Company shall pay to the Buyer the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to be pay the Standard Liquidated Damages Amount in shares, such shares shall be issued at the Conversion Price at the time of payment.

                  5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           A. Buyer shall have executed this Agreement and the
Registration Rights Agreement, and delivered the same to the Company.

                           B. Buyer shall have delivered the Purchase Price in
accordance with Section 1(b) above.

                           C. The representations and warranties of Buyer shall
be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

                           D. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  7. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of Buyer hereunder to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

                           A. The Company shall have executed this Agreement and
the Registration Rights Agreement, and delivered the same to the Buyer.

                           B. The Company shall have delivered to Buyer duly
executed Debenture (in such denominations as the Buyer shall request) and Warrants in accordance with Section 1(b) above.

                           C. The Irrevocable Transfer Agent Instructions shall
have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                           D. The representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           E. No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           F. No event shall have occurred which could
reasonably be expected to have a Material Adverse Effect on the Company.

                           G. The Buyer shall have received an opinion of the
Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "D" attached hereto.

                           H. The Buyer shall have received the Officer's
Certificate and Secretary's Certificate described in Section 3(c) above, dated as of the Closing Date.

                           I. The Buyer shall have received an executed Security
Agreement and the Transaction Fee Agreement.

                  8. GOVERNING LAW; MISCELLANEOUS.

                           A. GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OR THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT

PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                           B. COUNTERPARTS; SIGNATURES BY FACSIMILE. This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           C. HEADINGS. The headings of this Agreement are for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

                           D. SEVERABILITY. In the event that any provision of
this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                           E. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           F. NOTICES. Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                                    3450 Hillview Avenue
                                    Palo Alto, California 94304
                                    Attention:  Lawrence Bartlett
                                    Facsimile:  (650) 855-0222


                           With copies to:

                                    Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas, 21st Floor
                                    Attention:  Gregory Sichenzia, Esq.
                                    Facsimile:  (212) 930-9725

                           If to a Buyer: To the address set forth immediately below Buyer's name on the signature pages hereto.

         Each party shall provide notice to the other party of any change in address.

                  G. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                  H. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  I. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive for a period of one (1) year after the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. Each party hereto agrees to indemnify and hold harmless each of the other parties hereto and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by such party of any of its representations, warranties and covenants set forth in Sections 2, 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

                  J. PUBLICITY. The Company and Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                  K. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  L. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  M. REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

         IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.



AMNIS SYSTEMS INC.



--------------------------------
Scott Mac Caughern
Chairman and Chief Executive Officer


STONESTREET LIMITED PARTNERSHIP



--------------------------------------
Name:
Title:



RESIDENCE:

ADDRESS:



AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                     $250,000
         Number of Warrants:                                          1,250,000
         Aggregate Purchase Price:                                     $250,000